UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2014

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭☐⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭☐⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭☐⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭☐⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2014, The Bank of Glen Burnie, a wholly owned subsidiary of Glen Burnie Bancorp (the “Bank”) appointed Andrew J. Hines as Chief Lending Officer effective March 1, 2014.

Mr. Hines has 20 years of experience in the commercial lending industry, served in the United States Navy from 1984 to 1993, and in the United States Navy Reserves from 1993 to 1999, achieving the rank of Lieutenant Commander. He received a Bachelor of Science degree from Cornell University in 1984, and a Masters of Business Administration from Rollins College in 1993.

Under the terms of Mr. Hines’ employment, he will receive an annual base salary of $136,500 effective March 1, 2014, subject to merit increases in the discretion of management, plus benefits. In addition, he is eligible to receive incentive compensation in accordance with the policies of the Bank for its executive officers if certain performance goals are met. Mr. Hines’ employment may be terminated by either party at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: January 10, 2014	By:	/s/ Michael G. Livingston
Michael G. Livingston Chief Executive Officer